Exhibit 15.1

McMoRan Exploration Co.
1615 Poydras St.
New Orleans, La. 70112

May 6, 2013

To the Board of Directors and Stockholders of McMoRan Exploration Co.:

We are aware of the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-168723, 333-153002, 333-124740, 333-115335, 333-105533, 333-90170, 333-87380, 333-57484 and 333-67485) pertaining to certain stock award, stock option, stock incentive, and stock bonus plans of McMoRan Exploration Co., the Registration Statements on Form S-3 (File Nos. 333-176950, 333-172520, 333-172517 and 333-171950) of McMoRan Exploration Co. and in the related Prospectuses, and the Registration Statement on Form S-4 (No. 333-185742) of Gulf Coast Ultra Deep Royalty Trust and Freeport-McMoRan Copper & Gold Inc. of our report dated May 6, 2013, with respect to the unaudited condensed consolidated interim financial statements of McMoRan Exploration Co. that is included in its Form 10-Q for the quarter ended March 31, 2013.

Very truly yours,

/s/Ernst & Young LLP